Exhibit (l)


                             EATON VANCE MANAGEMENT
                            The Eaton Vance Building
                                255 State Street
                                Boston, MA 02109
                                 (617) 482-8260






                                            February 28, 2000



Capital Growth Portfolio
The Eaton Vance Building
255 State Street
Boston, MA  02109

Ladies and Gentlemen:

     With respect to our purchase from you, at the purchase price of $100,000, of an interest (an "Initial Interest") in Capital Growth Portfolio (the "Portfolio"), we hereby advise you that we are purchasing such Initial Interest for investment purposes and do not intend to withdraw the Initial Interest within the next 24 months.

                                            Very truly yours,

                                            EATON VANCE MANAGEMENT



                                            By:/s/ James L. O'Connor
                                               ---------------------
                                               James L. O'Connor
                                               Treasurer